Exhibit 3.2  Certificate of Amendment of Articles of Incorporation


                                                     FILED # C8257-04
                                                             --------

                                                        MAR 31, 2004

                                                      IN THE OFFICE OF
                                                      /s/ Dean Heller
                                               DEAN HELLER SECRETARY OF STATE

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              DEAN HELLER
              Secretary of State
/State Seal/  101 North Carson Street, Suite 3
              Carson City, Nevada 89701-4299
              (775) 684 5708
              Website: secretaryofstate.biz

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                   /      Certificate of Amendment       /
                   / (Pursuant to NRS 78.385 and 78.390) /
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         Important: Read attached instructions before completing form.


           Certificate of Amendment to Articles of Incorporation
           -----------------------------------------------------

                       For Nevada Profit Corporations
                       ------------------------------

       (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)


1. Name of corporation:

     Chad Guidry, Inc.


2. The articles have been amended as follows (provide article numbers, if available):

     Article 1. Name of Corporation: GCJ, Inc.


3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the * articles of incorporation have voted in favor of the amendment is: 1 - 100% of stockholders in favor


4. Effective date of filing (optional):  3/31/04  (must not be later than 90 days after the certificate
                                                   is filed)


5. Officer Signature (required): /s/ Chad Guidry
                                 ---------------
                                     President


* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees. See attached fee schedule.


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